UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

Clearwater Analytics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40838	87-1043711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W. Main Street
Suite 900
Boise, Idaho		83702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 208 433-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	CWAN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 21, 2025 (the “Closing Date”), Clearwater Analytics Holdings, Inc. (“Clearwater”) completed its previously announced acquisition of Enfusion, Inc. (“Enfusion”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2025 (the “Merger Agreement”), by and among Clearwater, Poseidon Acquirer, Inc., a wholly-owned subsidiary of Clearwater (“Acquirer”), Poseidon Merger Sub I, Inc., a wholly-owned subsidiary of Clearwater (“Merger Sub”), Poseidon Merger Sub II, LLC, an indirect subsidiary of Clearwater (“Merger Sub II”), Enfusion and Enfusion Ltd. LLC, a subsidiary of Enfusion (“Enfusion OpCo”). Pursuant to the terms of the Merger Agreement, (i) Merger Sub II merged with and into Enfusion OpCo (the “LLC Merger”), with Enfusion OpCo surviving the LLC Merger as an indirect subsidiary of Clearwater, (ii) Merger Sub merged with and into Enfusion (the “First Merger”), with Enfusion surviving the First Merger as a direct, wholly-owned subsidiary of Clearwater (the “Surviving Corporation”), and (iii) the Surviving Corporation merged with and into Acquirer (the “Second Merger” and, together with the First Merger, the “Corporate Mergers” and the Corporate Mergers, together with the LLC Merger, the “Mergers”), with Acquirer surviving the Second Merger as a direct, wholly-owned subsidiary of Clearwater. The Mergers were approved by a majority of the stockholders of Enfusion at a special meeting of Enfusion’s stockholders on April 17, 2025. The events described in this Current Report on Form 8-K took place in connection with the closing of the Mergers.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the consummation of the Mergers, certain subsidiaries of Clearwater entered into a Credit Agreement, dated as of April 21, 2025 (the “Credit Agreement”), by and among CWAN Acquisition, LLC, a Delaware limited liability company (“Holdings”), Clearwater Analytics, LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Capitalized terms used in this Item 1.01 but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

Pursuant to the Credit Agreement, the Lenders have provided to the Borrower Initial Term Loans in an aggregate principal amount equal to $800 million and Revolving Commitments in an aggregate principal amount of $200 million, which includes a $20 million Letter of Credit and $20 million of Swingline Loans. The Initial Term Loans and Revolving Loans will bear interest at a rate per annum based upon, at the Borrower’s option, the Term SOFR or the Alternate Base Rate, plus, in each case, a leverage-based margin.

The proceeds of the Initial Term Loans, together with the proceeds of the Revolving Loans drawn on the Closing Date and cash on hand of Enfusion, were used in part on the Closing Date in connection with funding the acquisition of Enfusion (including repaying and terminating (x) the Clearwater Existing Credit Agreement (as defined below) and (y) the Credit Agreement, dated as of September 15, 2023, by and among Enfusion OpCo, Enfusion, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer) and the fees and expenses incurred in connection therewith, and the remainder of such proceeds will be used for general corporate purposes. The proceeds of the Revolving Loans will be used by the Borrower after the Closing Date for working capital and general corporate purposes, as well as to fund the Company’s previously announced acquisition of Beacon Platform Incorporated, a Delaware corporation.

Commencing with the fiscal quarter ending December 31, 2025, and subject to customary adjustments, the Borrower will be required to repay on the last Business Day of each of its fiscal quarters prior to the Initial Term Loan Maturity Date, a principal amount of Initial Term Loans equal to 0.25% of the original principal amount of the Initial Term Loans on the Closing Date. The Credit Agreement includes provisions requiring customary mandatory prepayments, including, without limitation, arising from the incurrence of new debt or the receipt of proceeds from certain dispositions or casualty events, in each case, subject to customary exceptions for facilities of this type.

The obligations of the Borrower under the Credit Agreement are jointly and severally guaranteed by Holdings and Enfusion OpCo (collectively, the “Guarantors”, and together with the Borrower, the “Loan Parties”). The obligations of the Loan Parties are secured by a first priority lien on substantially all of their assets, subject to customary exceptions.

The Credit Agreement contains various conditions to borrowing and certain customary affirmative and negative covenants, including, without limitation, covenants that restrict the ability of Holdings, the Borrower and its Restricted Subsidiaries to incur debt, grant liens, make investments, make restricted payments and dispose of assets. Specifically, solely for the benefit of the Revolving Credit Facility, the Credit Agreement includes a financial covenant requiring the Borrower to maintain a First Lien Net Leverage Ratio of not more than 6.00:1.00 as of the last day of each Test Period commencing with the Test Period ending as of the first full fiscal quarter following the Closing Date. The Credit Agreement also contains customary events of default.

The Initial Term Loans will mature seven years after the Closing Date and the Revolving Commitments will terminate five years after the Closing Date.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

Substantially concurrently with the closing of the Mergers, all loans and other obligations outstanding under the Credit Agreement, dated as of September 28, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (the “Clearwater Existing Credit Agreement”), by and among CWAN Acquisition, LLC, Clearwater Analytics, LLC, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, revolver agent, collateral agent, swingline lender and lead arranger, were repaid and the credit facilities thereunder were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated into this Item 2.01 by reference, on April 21, 2025, Clearwater completed its previously announced acquisition of Enfusion pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, (i) at the effective time of the First Merger (the “Effective Time”), among other things, each (x) share of Class A common stock of Enfusion, par value $0.001 per share, that was issued and outstanding immediately prior to the Effective Time (other than shares owned by Enfusion, Clearwater or any of their respective wholly-owned subsidiaries, in each case not held on behalf of third parties) (“Enfusion Common Stock”) and (y) restricted stock unit of Enfusion that was vested as of immediately prior to the Effective Time or that vested in accordance with its terms as a result of the consummation of the Mergers (“Enfusion Vested RSUs”) and (ii) at the effective time of the LLC Merger (the “LLC Merger Effective Time”), each unit of common limited liability company membership interest (other than units owned by Enfusion, Clearwater or any of their respective wholly-owned subsidiaries, in each case not held on behalf of third parties) in Enfusion OpCo outstanding as of immediately prior to the LLC Merger Effective Time (“Enfusion Common Unit” and together with Enfusion Common Stock and Enfusion Vested RSUs, each, an “Eligible Share”) was automatically cancelled and ceased to exist and was converted into the right, at the election of the holder of such Eligible Share, to elect to receive (together, the “Merger Consideration”), subject to proration according to the terms of the Merger Agreement, either:

(1)

(i) cash in an amount equal to $5.85 and (ii) a number of shares of Class A common stock of Clearwater, par value $0.001 per share (the “Clearwater Common Stock”) equal to the Per Share Parent Stock Amount (as defined herein) (the “Per Share Mixed Consideration”);

(2)	a number of shares of Clearwater Common Stock equal to the Exchange Ratio (as defined herein) (the “Per Share Stock Consideration”); or

(3)	cash in an amount equal to the Aggregate Consideration Per Share (as defined herein) (the “Per Share Cash Consideration”); and

in each case, cash in lieu of fractional shares of Clearwater Common Stock that such holder of Eligible Share would otherwise be entitled to receive.

Pursuant to the terms of the Merger Agreement: (1) the “Per Share Parent Stock Amount” was to be determined by dividing $5.40 by the volume-weighted average price (such price, the “Final Parent Stock Price”) of one share of Clearwater Common Stock for the ten-trading day period ending on (and including) the second to last trading day prior to (but not including) the Closing Date; provided that (x) if the Final Parent Stock Price was less than or equal to $25.0133, then the Per Share Parent Stock Amount would be deemed to be 0.2159 and (y) if the Final Parent Stock Price was greater than or equal to $30.5718, then the Per Share Parent Stock Amount would be deemed to be 0.1766; (2) the “Aggregate Consideration Per Share” was to be determined by dividing the Aggregate Consideration (as defined herein) by the total number of Eligible Shares; (3) the “Aggregate Consideration” was to be determined as the sum of (i) a number of shares of Clearwater Common Stock equal to the product of (x) the Per Share Parent Stock Amount multiplied by (y) the total number of Eligible Shares multiplied by (z) the Final Parent Stock Price and (ii) the product of $5.85 multiplied by the total number of Eligible Shares; and (4) the “Exchange Ratio” was to be determined by dividing the Aggregate Consideration Per Share by the Final Parent Stock Price.

There were 129,995,464 Eligible Shares as of the Closing Date. As the Final Parent Stock Price as of April 16, 2025, the second to last trading day prior to the Closing Date, was $23.2440, which was less than $25.0133, (w) the Per Share Parent Stock Amount was deemed to be 0.2159, (x) the Aggregate Consideration was equal to $1,412,840,049.03, (y) the Aggregate Consideration Per Share was equal to $10.87 and (z) the Exchange Ratio was 0.4676. As the Per Share Cash Consideration option was oversubscribed, such election is subject to proration pursuant to the terms of the Merger Agreement so that the total number of Eligible Shares entitled to receive cash consideration is equal to approximately 52% of the aggregate number of Eligible Shares and the total number of Eligible Shares entitled to receive stock consideration is equal to approximately 48% of the aggregate number of Eligible Shares. Based on the foregoing and subject to proration in accordance with the terms of the Merger Agreement,

(1)

stockholders of Enfusion who made a valid election by 5:00 p.m. Eastern Time on April 16, 2025 (the “Election Deadline”) to receive the Per Share Mixed Consideration have the right to receive (i) cash in an amount equal to $5.85 and (ii) 0.2159 shares of Clearwater Common Stock;

(2)	stockholders of Enfusion who made a valid election by the Election Deadline to receive the Per Share Stock Consideration have the right to receive 0.4676 shares of Clearwater Common Stock;

(3)

stockholders of Enfusion who made a valid election by the Election Deadline to receive the Per Share Cash Consideration have the right to receive $10.87 for each Eligible Share in accordance with the proration mechanics described above; and

(4)	stockholders of Enfusion who did not make a valid election or did not deliver a valid election form prior to the Election Deadline have the right to receive 0.4676 shares of Clearwater Common Stock;

provided that, stockholders of Enfusion will receive cash in lieu of any fractional shares of Clearwater Common Stock that such holder would otherwise be entitled to receive for an Eligible Share.

Also at the Effective Time, outstanding Enfusion equity-based awards under the Enfusion, Inc. 2021 Stock Option and Incentive Plan (the “Enfusion Stock Plan”) were treated as follows.

Treatment of Stock Options

Each option to purchase shares of Enfusion Common Stock (“Enfusion Stock Option”) granted under the Enfusion Stock Plan, with a per share exercise price that was less than the Per Share Cash Consideration (an “In-the-Money Enfusion Option”), whether vested or unvested, that was outstanding and unexercised was cancelled immediately prior to the Effective Time in exchange for the right of the holder to receive an amount in cash equal to the product of (i) the number of shares of Enfusion Common Stock subject to such In-the-Money Enfusion Option immediately prior to the Effective Time, multiplied by (ii) the excess of the Per Share Cash Consideration over the exercise price of such In-the-Money Enfusion Option, less applicable tax withholding. Each Enfusion Stock Option with a per share exercise price that was equal to or greater than the Per Share Cash Consideration that was outstanding and unexercised was cancelled immediately prior to the Effective Time for no consideration.

Treatment of Restricted Stock Units

Each Enfusion Vested RSU was cancelled at the Effective Time in exchange for the right of the holder to receive the per share Merger Consideration in respect of each share of Enfusion Common Stock subject to such Enfusion Vested RSU immediately prior to the Effective Time, less applicable tax withholding, in the form determined at the election of the holder in accordance with the election procedures described above.

Each Enfusion RSU that was outstanding and unvested as of immediately prior to the Effective Time (and that did not vest in accordance with its terms as a result of the consummation of the Mergers) (an “Enfusion Unvested RSU”) was assumed by Clearwater and converted at the Effective Time into a Clearwater restricted stock award (an “Assumed RSU”), subject to the same terms and conditions as applied to each Enfusion Unvested RSU immediately prior to the Effective Time. The number of shares of Clearwater Common Stock subject to each Assumed RSU was equal to the product (rounded up to the nearest whole share) of (i) the number of shares of Enfusion Common Stock subject to the corresponding Enfusion Unvested RSU immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio.

Treatment of Performance Stock Units

Each Enfusion restricted stock unit that vests in whole or in part based on performance-based vesting conditions (an “Enfusion PSU”) that was outstanding as of immediately prior to the Effective Time and vested as a result of the consummation of the Mergers was cancelled and converted at the Effective Time into the right of the holder to receive the Per Share Mixed Consideration in respect of each share of Enfusion Common Stock subject to such vested Enfusion PSU (with the applicable performance conditions deemed achieved or not achieved based on the terms of the applicable award agreement), less applicable tax withholding. Each Enfusion PSU that did not vest at the Effective Time was cancelled as of the Effective Time for no consideration.

The issuance of Clearwater Common Stock in connection with the Mergers was registered under the Securities Act of 1933, as amended, pursuant to Clearwater’s registration statement on Form S-4 (File No. 333-284816) (the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 12, 2025. The joint proxy statement/prospectus, dated March 20, 2025, included in the Registration Statement contains additional information about the Mergers (the “Joint Proxy Statement/Prospectus”).

The foregoing description of the Mergers is not complete and is qualified in its entirety by reference to the copy of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 21, 2025, Clearwater issued a news release announcing the completion of the Merger, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by Clearwater pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Enfusion as of December 31, 2024 and 2023 and the audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes related thereto, are incorporated by reference in this Current Report on Form 8-K from Enfusion’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) as of and for the year ended December 31, 2024 was previously filed in the Joint Proxy Statement/Prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” and is incorporated by reference in this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 10, 2025, by and among Clearwater Analytics Holdings, Inc., Enfusion, Inc., Enfusion Ltd. LLC, Poseidon Acquirer, Inc., Poseidon Merger Sub I, Inc. and Poseidon Merger Sub II, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Clearwater with the SEC on January 13, 2025).

10.1*	Credit Agreement, dated as of April 21, 2025, by and among CWAN Acquisition, LLC, a Delaware limited liability company, as holdings, Clearwater Analytics, LLC, a Delaware limited liability company, as the borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

23.1	Consent of Ernst & Young LLP (independent registered public accounting firm for Enfusion).

99.1	Press Release, dated April 21, 2025, issued by Clearwater.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Clearwater hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearwater Analytics Holdings, Inc.

Date: April 21, 2025	By:	/s/ Jim Cox
Jim Cox, Chief Financial Officer